UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 15, 2020
Wyndham Destinations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6277 Sea Harbor Drive
Orlando	Florida	32821
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WYND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On July 15, 2020, Wyndham Destinations, Inc. (the “Company”) entered into the First Amendment (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of May 31, 2018, with Bank of America, N.A., as administrative agent, the several lenders and letter of credit issuers from time to time party thereto, and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which provides for senior secured credit facilities in an aggregate principal amount of $1.3 billion, consisting of (i) a term loan in an aggregate principal amount of $300 million maturing in May 2025 and (ii) a revolving credit facility in an aggregate principal amount of $1.0 billion maturing in May 2023.

The Credit Agreement Amendment establishes a “Relief Period” with respect to the revolving credit facility, which will begin on July 15, 2020 (the “Amendment Effective Date”) and last until the earlier of April 1, 2022 or the termination by the Company of the Relief Period, subject to certain conditions. The Credit Agreement Amendment increases the leverage-based financial covenant by varying levels for each applicable fiscal quarter during the Relief Period, in each case which represents an increase to the existing leverage-based financial covenant of 4.25:1.00. In addition, during the Relief Period, certain specified quarters are subject to an annualization mechanic with respect to Consolidated EBITDA (as defined in the Credit Agreement).
Following the Relief Period, the Credit Agreement Amendment re-establishes the existing leverage-based financial covenant of 4.25:1.00, tested on the basis of trailing-twelve month Consolidated EBITDA.
In addition, the Credit Agreement Amendment, among other things:

•	increases the interest rate applicable to borrowings under the revolving credit facility based on the company’s first lien leverage ratio in any given quarter until the end of the Relief Period;

•
adds a new minimum liquidity covenant, tested quarterly until the end of the Relief Period, of (i) $250 million plus (ii) 50% of the aggregate amount of dividends paid after the Amendment Effective Date and on or prior to the last day of the relevant fiscal quarter;

•
requires the Company and its subsidiaries to maintain an Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 2.00:1.00, which shall increase to 2.50:1.00 after the Relief Period, the level existing prior to the Amendment Effective Date; and

•
amends the definition of “Material Adverse Effect” in the Credit Agreement to take into consideration the COVID-19 pandemic during the Relief Period, to the extent disclosed prior to July 15, 2020 in the Company’s public filings and certain other specified materials.

The Credit Agreement Amendment also modifies certain negative covenants, including with respect to restrictions on permitted acquisitions and restricted payments (including share repurchases) during the Relief Period. Finally, the Credit Agreement Amendment provides that, during the Relief Period, the Company is permitted to pay dividends not to exceed $0.50 per share of the Company’s publicly-listed Equity Interests (as defined in the Credit Agreement) with respect to any fiscal quarter.
The $1.0 billion aggregate commitment amount of the revolving credit facility remains unchanged.
The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), and is incorporated by reference herein.

Item 2.02.     Results of Operations and Financial Condition.
On July 20, 2020, the Company issued a press release in which, among other things, it reported preliminary financial results for the quarter ended June 30, 2020 and provided updated guidance for adjusted free cash flow for fiscal year ended December 31, 2020.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference in this Item 2.02.

The information included under Item 7.01 of this Current Report, including Exhibit 99.2, relating to the Company’s preliminary unaudited results for the three and six months ended June 30, 2020 is incorporated by reference into this Item 2.02.

The information set forth under this Item 2.02 of this Current Report, including Exhibits 99.1 and 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01.     Regulation FD Disclosure.
In connection with the Offering (as defined below), the Company is hereby furnishing certain preliminary financial information for the three and six months ended June 30, 2020 and certain other information regarding its business, included in its confidential preliminary offering memorandum, dated as of July 20, 2020, that is being provided to investors in connection with the Offering. This information is included in Exhibit 99.2 hereto and is incorporated herein by reference.
The information set forth under this Item 7.01 of this Current Report, including Exhibit 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.     Other Events.
Notes Offering
On July 20, 2020, the Company issued a press release (“Offering Press Release”) to announce the launch of its offer to sell $500 million aggregate principal amount of senior secured notes due 2026 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act, and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act. The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include the repayment of outstanding indebtedness under its secured revolving credit facility, the future repayment of its 5.625% secured notes due March 2021 and the payment of related fees and expenses. A copy of the Offering Press Release is filed hereto as Exhibit 99.3 and is incorporated by reference herein.
This Current Report shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. This Current Report does not constitute a notice of repayment of outstanding indebtedness under the Company’s secured revolving credit facility or a notice of repayment of its 5.625% secured notes due March 2021.

Update to Risk Factors
The following risk factor is provided to update the risk factors of the Company previously disclosed in periodic reports filed with the Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and should be read in conjunction with the other risk factors presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The global outbreak of COVID-19 and the recent temporary closure of all of our resorts and sales centers have significantly negatively affected our operations, and continued closure or reclosure, as well as the continuing impact of measures that limit our ability to operate, may significantly negatively affect our future business, financial condition and results of operations.
The global outbreak of novel coronavirus global pandemic (“COVID-19”) has led, and will likely continue to lead, to disruptions in the global economy. Tourism and travel-related industries continue to face significant disruption as a result of the COVID-19 pandemic, as the United States federal government and its individual states as well as foreign countries have taken, and in light of recent increases in new COVID-19 cases, will likely continue to take, actions to curb the spread of COVID-19, including encouraging or mandating "social distancing" and quarantines, mandating certain business closures, limiting the number of individuals that may gather in one location and implementing travel restrictions. COVID-19 has caused, and will likely continue to cause, extreme volatility in the equity markets and the capital markets, generally.

Our business has been significantly negatively affected by COVID-19. In response to COVID-19, we temporarily closed our resorts in mid-March across the globe and suspended our vacation club sales and marketing operations. Our temporary resort and sales center closures led to significant declines in our vacation ownership interest (“VOI”) sales during this closure period. We also experienced an increase in cancellations and a decrease in bookings for our vacation exchange business. As a result of these closures, we reduced our workforce and furloughed or laid off approximately 9,000 employees. Given the magnitude of these events, our revenues were negatively impacted and we expect to incur an estimated $106 million and $346 million of charges directly related to COVID-19 during the three and six months ended June 30, 2020. As of June 30, 2020, we have reopened 85% of our U.S. resorts and the majority of these resorts have re-opened to full capacity following local health guidelines. We are not able to estimate the date that the remaining suspended operations will resume. Approximately 7,000 employees remain laid off or furloughed. We have restarted our sales and marketing operations at the majority of the U.S. resorts that have reopened; however, revenue has not returned to pre-COVID levels. While the levels of restrictions on operations imposed by governmental authorities have reduced in some locations, they have increased in other locations, and there is continued uncertainty regarding the trend of these restrictions going forward.
The duration of the impact of COVID-19 and our resort and sales centers closures and our ability to implement our growth strategy is uncertain, as the full impact and duration of the COVID-19 outbreak continues to evolve. Continued closure and/or reclosure of resorts and sales centers could result in additional COVID-19 charges, including idle pay for certain sales and marketing employees, and could result in potential further impairment of assets. If the impact of COVID-19 continues or worsens, our revenues will continue to be negatively impacted.
The actions we have taken to reduce operating costs and improve efficiency, including the layoff and furloughing of a substantial number of our employees and further changes we may make in the future to reduce costs, have caused and may continue to cause us to experience operational challenges, including as a result of furloughed employees not returning to employment because they have obtained alternative employment or otherwise, and may negatively impact our ability to attract and retain associates, our reputation and market share. In addition, the increase in the number of our employees working remotely has increased certain risks to our business, including increased demand on our information technology resources and systems, greater potential for phishing and other cybersecurity attacks, and an increase in the number of points of potential attack, and any failure to effectively manage these risks and to timely identify and respond to any cyberattacks, may adversely affect our business. The pandemic may also have long-term effects on the nature of the office environment and remote working, which may present operational challenges that could adversely affect our business. Working remotely has caused strain for, and may adversely impact the productivity of, certain employees, which conditions, if prolonged, could harm our business. Additionally, efforts to re-open our offices safely may not be successful, could expose our personnel to health risks and will involve additional financial burdens.
In addition, increases in unemployment due to COVID-19 and the measures implemented to contain the spread of the virus may negatively impact our VOI owners’ ability to repay their contract receivables. If unemployment rates increase and/or our collection experience for our vacation ownership contract receivables (“VOCRs”) declines more than we estimated in the first quarter, we may need to further increase our allowance for loan losses for VOCRs. The additional $225 million allowance recorded in the first quarter provided for the full estimated impact of a prolonged recession (approximately 18 months to return to pre-COVID-19 employment) based on our historical data for the most recent recession in 2008; therefore we would not expect any future additional adjustments to be as material as the adjustment taken in the first quarter.
Given a range of different scenarios related to the COVID-19 impact on our business, we expect to maintain adequate liquidity and remain in compliance with our debt covenants. However, the effects of COVID-19 may also negatively affect our ability to comply with existing covenants under our debt agreements, increase our cost of capital or make additional capital more difficult to obtain or available only on terms less favorable to us, if at all. Subject to the provisions of the Credit Agreement Amendment, our secured revolving credit facility requires us to maintain a minimum interest coverage ratio of at least 2.50 to 1.00 as of the measurement date and a maximum first lien leverage ratio not to exceed 4.25 to 1.00 as of the measurement date. However, the Credit Agreement Amendment establishes a Relief Period with respect to our secured revolving credit facility, which began on July 15, 2020 and will last until the earlier of April 1, 2022 and the termination by the Company of the Relief Period, subject to certain conditions. The Credit Agreement Amendment increases the leverage-based financial covenant by varying levels for each applicable quarter during the Relief Period, in each case which represents an increase to the existing leverage-based financial covenant of 4.25:1.00. Following the Relief Period, the Credit Agreement Amendment re-establishes the existing leverage-based financial covenant of 4.25:1.00, tested on the basis of trailing-twelve month consolidated EBITDA (as defined in the Credit Agreement). In addition, the Credit Agreement Amendment, among other things, increases the interest rate applicable to borrowings under our secured revolving credit facility based on the Company’s first lien leverage ratio in any given quarter until the end of the Relief Period; adds a new minimum liquidity covenant, tested quarterly until the end of the Relief Period, of (i) $250 million plus (ii) 50% of the aggregate amount of dividends paid after the Amendment Effective Date and on or prior to the last day of the relevant fiscal quarter and requires the Company and its subsidiaries to maintain an interest coverage ratio (as defined in the Credit Agreement) of not less than 2.00:1.00, which shall increase to 2.50:1.00 after the Relief Period, the level existing prior to the Amendment Effective Date. Finally, the Credit Agreement Amendment amends the definition of “Material Adverse Effect” in the Credit Agreement to take into consideration the COVID-19 pandemic during the Relief Period, to the extent disclosed prior to July 15, 2020 in the Company’s public filings and certain other specified materials. The continued impact of COVID-19 on our industry and business may impact our ability to maintain compliance with these debt covenants in the future. If we fail to comply with our debt covenants, including as amended by the Credit Agreement Amendment during the Relief Period, the lenders under our secured revolving credit facility and term loan B, subject to our right to cure, would have the right to terminate and declare the outstanding loans to be immediately due and payable, and any such default could trigger a cross-default, acceleration or other consequences under other indebtedness or financial instruments to which we are a party. Any continued impact of COVID-19 on our industry and business will also lead to a higher first lien leverage ratio in the future. If this ratio exceeds 3.75 to 1.0 before or after the aforementioned Relief Period, the interest rate on revolver borrowings will increase by 25 basis points, and the Company would be subject to higher fees associated with its letters of credit. In addition, during the Relief Period, the interest rate applicable to borrowings under our secured revolving credit facility based on the Company’s first lien leverage ratio in any given quarter is subject to further increases.
COVID-19 has also impacted the public asset-backed securities market, and thus impacted our ability to issue asset-backed securities in the first quarter. However, in April 2020, we successfully closed on a $325 million private securitization financing at a higher cost compared to transactions we have completed in the past. The impact of COVID-19 on the financial markets may have an impact on the availability of this type of funding and other types of financing in the near term and terms for hospitality/travel-related companies may command a higher interest rate. The ongoing effects of COVID-19 on our operations could have a significant negative impact on our financial results, capital and liquidity, as well as the Company’s credit rating, and such negative impact could continue well beyond the containment of such outbreak. In connection with the sale of the Company’s European vacation rentals business, Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) provided certain post-closing credit support in the form of guarantees. As part of this agreement Wyndham Hotels is required to maintain minimum credit ratings which increased to Ba1 for Moody’s and BB+ for S&P on May 9, 2020. In April 2020, S&P downgraded Wyndham Hotels’ credit rating from BB+ to BB. Although any ultimate exposure relative to indemnities retained from the European vacation rentals sale will be shared two-thirds by the Company and one-third by Wyndham Hotels, as the selling entity, the Company is responsible for administering additional security to enhance corporate guarantees in the event either company falls below a certain credit rating threshold. As a result of the Wyndham Hotels credit ratings downgrade, the Company expects to post a £58M surety bond and a £35.6M letter of credit and maintain them until such time that either companies’ S&P’s and Moody’s credit rating improves to BB+/Ba1. In addition, as a result of Moody’s downgrade of the Company in May 2020, the coupon rate on the 2024, 2025, and 2027 notes will increase by 25 basis points effective October 1, 2020.
As of June 30, 2020, we had $324 million of availability under our asset-backed conduit facilities. Any further disruption to the asset-backed securities market could continue to negatively impact our ability to obtain asset-backed financings. Our liquidity, as it relates to our VOCRs securitization program, could be adversely affected if we were to fail to renew or replace our conduit facilities on their expiration dates, or if a particular receivables pool were to fail to meet certain ratios, which could occur in certain instances if the default rates or other credit metrics of the underlying VOCRs deteriorate as a result of the COVID-19 crisis or otherwise. Our ability to sell securities backed by our VOCRs depends on the continued ability and willingness of capital market participants to invest in such securities, which may be negatively affected by COVID-19 and its impact on economic conditions and the credit of our VOCRs pools.
We utilize surety bonds in our vacation ownership business for sales and development transactions in order to meet regulatory requirements of certain states. The availability, terms and conditions and pricing of bonding capacity are dependent on, among other things, continued financial strength and stability of the insurance company affiliates providing the bonding capacity, general availability of such capacity and our corporate credit rating. As a result of COVID-19, we could see a reduction in commitments from our surety providers. Any such reduction in commitments or reduced availability of bonding capacity, or a negative change to the terms and conditions and pricing of the bonding capacity may negatively impact our vacation ownership business.
The impact of the COVID-19 pandemic and possible resurgences, including continued resort and sales center closures or reclosures, any increases in cancellations or reduction in bookings, any reluctance of customers to travel even after all government restrictions and recommendations are no longer in effect or to spend on discretionary items such as vacation, as well as the uncertainty regarding the ongoing length and severity of the economic downturn caused by COVID-19, will continue to negatively impact our business and revenue, and we are unable to predict the full extent or nature of these impacts at this time. While we have made and continue to make efforts to mitigate the impacts of COVID-19, there can be no assurance that these efforts will be successful, and as a result, our future business, financial condition and results of operations may be significantly negatively impacted. The volatile conditions stemming from COVID-19, as well as reactions to future pandemics or resurgences of COVID-19, could also precipitate or aggravate the other risk factors that we identify or incorporate by reference in Part I, Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which in turn could significantly negatively affect our business, financial condition, liquidity, results of operations (including revenues and profitability) and/or stock price. Further, COVID-19 may affect our operating and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks to our operations.

Item 9.01.    Financial Statements and Exhibits.
d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
10.1
First Amendment, dated as of July 15, 2020, to the Credit Agreement, dated as of May 31, 2018, among Wyndham Destinations, Inc., the several lenders and letter of credit issuers from time to time party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto.

99.1	Press Release of Wyndham Destinations, Inc., dated July 20, 2020 (Preliminary Results and Credit Agreement Amendment Press Release).
99.2	Excerpts from confidential preliminary offering memorandum, dated as of July 20, 2020, in connection with the Offering.
99.3	Press Release of Wyndham Destinations, Inc., dated July 20, 2020 (Offering Press Release).
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

Forward-Looking Statements
This Current Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this Current Report, including the Exhibits hereto, include, but are not limited to, statements related to the Offering, the use of proceeds therefrom, certain preliminary financial information, the effects of COVID-19 on the Company’s business, financial condition and results of operations and other anticipated future events and expectations that are not historical facts.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the potential impact of the COVID-19 pandemic and our related contingency plans and cost and investment reductions on our business, vacation ownership interest sales and tour flow and liquidity, general economic conditions, the performance of the financial and credit markets, access to liquidity, capital and financing as a result of COVID-19 and the terms and cost thereof, as well as the Company’s credit rating, the competition in and the economic environment for the timeshare industry, the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, pandemics (including the COVID-19 pandemic) or threats of pandemics, operating risks associated with the vacation ownership and vacation exchange businesses, uncertainties related to our ability to realize the anticipated benefits of the spin-off of the hotel business (“Spin-off”) Wyndham Hotels. or the divestiture of our North American and European vacation rentals businesses or the acquisition of Alliance Reservations Network (“ARN”), unanticipated developments related to the impact of the Spin-off, the divestiture of our North American and European vacation rentals businesses, the acquisition of ARN and related transactions, including any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations, our ability to execute on our strategy, the timing and amount of future dividends and share repurchases, if any, as well as those described in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2020, its Quarterly Report on Form 10-Q filed with the SEC on May 6, 2020 and subsequent periodic reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM DESTINATIONS, INC.

By: /s/ Elizabeth E. Dreyer
Name: Elizabeth E. Dreyer
Title: Chief Accounting Officer

Date: July 20, 2020